EXHIBIT (23b.)






                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in Registration
Statement Nos. 33-63017 and 333-48919, Post-Effective Amendment No. 1 to Registration Statement No. 2-76276, and Post-Effective Amendment No. 2 to Registration Statement No. 2-77195 on Form S-8, and in the Prospectus constituting part of the Registration Statement Nos. 33-53795 and 333-64777, Amendment No. 1 to Registration Statement No. 333-15323, and Post-Effective Amendment No. 1 to Registration Statement Nos. 33-1304, 33-20384, and 333-32989 on Form S-3, of our report dated February 19, 1999 appearing in this Annual Report on Form 10-K of Northwest Natural Gas Company for the year ended December 31, 1998.



/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Portland, Oregon
March 24, 1999